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                                                                    EXHIBIT 99.1

                           INDIAN ROCKS STATE BANK

                Special Meeting of Shareholders, ______, 1997

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned holder of shares of common stock of Indian Rocks State Bank ("IRSB"), a state banking corporation organized under the laws of the state of Florida, does hereby appoint Dr. Harold M. Ward and Robert C. George, and each of them, as due and lawful attorneys-in-fact (each of whom shall have full power of substitition), to represent and vote as designeated below all of the shares of IRSB common stock that the undersigned held of record at 5:00 p.m., Eastern Standard Time, on _______, 1997, at the Special Meeting of Shareholders of IRSB, to be held at _________________, Largo, Florida on _______, 1997 at ____ p.m. or any adjournment thereof, on the following matters, and on such other business as may properly come before the meeting:

1.      APPROVAL OF ACQUISITION PROPOSAL

        Proposal to approve and adopt the Agreement and Plan of Merger dated May 10,1997 between F.N.B. Corporation, Southwest Banks, Inc., and IRSB as described in the accompanying Proxy Statement-Prospectus dated _______, 1997.


             [ ] FOR            [ ] AGAINST             [ ] ABSTAIN

2. In their discretion, on such other business as may properly come before the meeting.

                    (Please Sign and Date on Reverse Side)
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                         (Continued from other side)

                       PLEASE SIGN AND RETURN PROMPTLY.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE ACQUISITION PROPOSAL.

PLEASE ENTER THE NUMBER OF SHARES OF IRSB COMMON STOCK YOU OWN:_______

(Please sign, date, and return this proxy form exactly as your name or names appear below whether or not you plan to attend the meeting.)

                                [ ] I plan to attend the Special Meeting.
                                [ ] I do not plan to attend the Special Meeting.

                        Date:____________________________________________, 1997

                        Signature(s):__________________________________________

                        _______________________________________________________

                        _______________________________________________________
                                Title or Authority (if applicable)

                        PLEASE SIGN YOUR NAME HERE EXACTLY AS IT APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, CORPORATE OFFICER OR OTHER SIMILAR CAPACITY, SO INDICATE. IF THE OWNER IS A CORPORATION, AN AUTHORIZED OFFICER SHOULD SIGN FOR THE CORPORATION AND STATE HIS TITLE. THIS PROXY SHALL BE DEEMED VALID FOR ALL SHARES HELD IN ALL CAPACITIES THAT THEY ARE HELD BY THE SIGNATORY.